CONSENT AUTHORIZING USE OF PREVIOUSLY-FILED LEGAL OPINION
                FOR NEUBERGER BERMAN INCOME FUNDS ("REGISTRANT")


In connection with Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (File Nos. 002-85229 and 811-3802) to be filed with the Securities and Exchange Commission on or about February 26, 1999, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick &
Lockhart LLP on Securities Matters with respect to Neuberger Berman Income Funds, previously filed in Post-Effective Amendment No. 25 to Registrant's Registration Statement on Form N-1A (File Nos. 002-85229 and 811-3802, EDGAR Accession No. 0000898432-97-000246) and the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman High Yield Bond Fund previously filed in Post-Effective Amendment No. 24 to Registrant's Registration Statement on Form N-1A (File Nos. 002-85229 and 811-3802, EDGAR Accession No. 0000898432-97-000503). We further consent to the filing of this consent in connection with Post-Effective Amendment No. 27 to Registrant's Registration Statement. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.


                                   Sincerely,


                                   /s/ KIRKPATRICK & LOCKHART LLP